Exhibit 99.1

WACHOVIA CREDIT CARD MASTER TRUST

Excess Spread Analysis—November 2004

	Series	2000-1 *
	Deal Size	$750 MM
	Expected Maturity	07/15/05

	Yield	14.60%
Less:	Coupon	2.30%
	Servicing Fee	1.15%
	Net Credit Losses	5.39%
	Excess Spread:
	November-04	5.76%
	October-04	6.87%
	September-04	8.32%
	Three month Average Excess Spread	6.98%

	Delinquency:
	30 to 59 days	0.98%
	60 to 89 days	0.69%
	90 + days	1.58%
	Total	3.25%

	Payment Rate	10.75%

*	Results are skewed due to the calculation methodology during the accumulation period.